EXHIBIT 31.2

OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302
I, Richard Shen, certify that:

1.   I have reviewed this Annual Report of Huiheng Medical, Inc. on Form 10-K for the year ended December 31,  2010;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 26, 2011	By: /s/ Richard Shen,
Richard Shen, Chief Financial Officer
(Principal Accounting and Financial Officer)